EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER 2022 RESULTS

Raises Full Year Production Guidance,
Introduces Capital Allocation Framework Including Share Repurchase Program

HOUSTON, Texas, August 4, 2022 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2022, including net income attributable to Murphy of $351 million, or $2.23 net income per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $305 million, or $1.93 net income per diluted share.

Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest.1

Highlights for the second quarter include:
•Produced at the high end of guidance 164 thousand barrels of oil equivalent per day, with 91 thousand barrels of oil per day
•Initiated production from four wells in the Khaleesi, Mormont, Samurai field development project in the Gulf of Mexico with total current gross production of 70 thousand barrels of oil equivalent per day
•Estimated to achieve investment recovery, or payback, in less than six months on average from Eagle Ford Shale and Tupper Montney wells brought online during the quarter
•Acquired additional working interests in the non-operated Kodiak field for $47 million after closing adjustments, with expected payback in approximately one year
•Generated $647 million of adjusted earnings before interest, taxes, depreciation, amortization and exploration, or $43 per barrel of oil equivalent
•Redeemed $200 million of 6.875 percent senior notes due 2024

Subsequent to quarter-end:
•Declared quarterly dividend of $0.25 per share, or $1.00 per share annualized, representing a 100 percent increase from fourth quarter 2021
•Disclosed additional long-term debt reduction of approximately $242 million through the redemption announcement for the remaining $42 million of 6.875 percent senior notes due 2024; as well as the aggregate tender offer of up to $200 million of senior notes due 2025, 2027 and 2028
•Announced capital allocation framework with increasing shareholder returns through the dividend and share repurchases coinciding with long-term debt reduction goals
•Executed Purchase and Sale Agreement to acquire additional working interests in the non-operated Lucius field for approximately $77 million after estimated closing adjustments, with expected payback in less than two years
•Published 2022 Sustainability Report, advancing disclosures on clean water and air improvement activities, governance oversight and positive impacts within the community

“I am very pleased with our company’s accomplishments this quarter as the offshore team continues to successfully execute a significant and intricate project in the Gulf of Mexico, while our onshore team has enhanced production volumes and accelerated returns across our North American unconventional business through new completion designs and longer laterals. This outstanding execution has enabled us to capitalize on current high oil prices, as the additional production provides excess cash flow to support our delevering strategy while increasing our dividend. With our strong operational capabilities and meaningful debt reduction progress, we are now in a position to disclose a capital allocation framework that will highlight targeted returns to our shareholders through the dividend and share repurchases,” said Roger W. Jenkins, President and Chief Executive Officer.

SECOND QUARTER 2022 RESULTS

The company recorded net income attributable to Murphy of $351 million, or $2.23 net income per diluted share, for the second quarter 2022. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $305 million, or $1.93 adjusted net income per diluted share for the same period. The adjusted net income from continuing operations adjusts for the following after-tax items: $70 million non-cash mark-to-market gain on derivative instruments and $25 million non-

cash mark-to-market loss on contingent consideration. Details for second quarter results can be found in the attached schedules.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $632 million, or $42.46 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $647 million, or $43.48 per BOE sold. Details for second quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.

Second quarter production averaged 164 thousand barrels of oil equivalent per day (MBOEPD) with 55 percent oil and 62 percent liquids. Volumes were at the high end of the guidance range for the quarter as a result of above-plan well performance in the Gulf of Mexico and Eagle Ford Shale, in addition to lower than projected downtime across multiple assets. Most meaningfully, production from the new Khaleesi, Mormont, Samurai wells exceeded expectations, with 97 percent uptime achieved at the King’s Quay floating production system.
Details for second quarter production results can be found in the attached schedules.

FINANCIAL POSITION
Murphy had approximately $2.0 billion of liquidity as of June 30, 2022, comprised of the $1.6 billion undrawn senior unsecured credit facility and $432 million of cash and cash equivalents, inclusive of noncontrolling interest (NCI).

During the quarter, Murphy redeemed $200 million of 6.875 percent senior notes due 2024, thereby continuing to execute on the company’s delevering strategy. Total debt of $2.3 billion as of the end of second quarter 2022 consists of long-term, fixed-rate notes with a weighted average maturity of 7.4 years and a weighted average coupon of 6.2 percent.

Subsequent to the quarter, Murphy announced approximately $242 million of further debt reduction through the redemption of the remaining $42 million of 6.875 percent senior notes due 2024, to occur on August 19, 2022. Additionally, Murphy announced an aggregate tender offer of up to $200 million of senior notes due 2025, 2027 and 2028.

2022 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE

Murphy is reaffirming its 2022 accrued capital expenditures (CAPEX) guidance range of $900 million to $950 million, excluding acquisitions. Second quarter CAPEX of $266 million was $39 million lower than guidance as a result of timing. Including the non-operated Kodiak working interest acquisition of approximately $47 million, second quarter CAPEX was $312 million.

As a result of stronger well performance in oil-weighted assets and Gulf of Mexico bolt-on acquisitions, Murphy is increasing its full year 2022 production guidance to 168 to 176 MBOEPD, with a production mix of approximately 52 percent oil and 58 percent total liquids volumes. This represents a new annual production midpoint of 172 MBOEPD, compared to the previous midpoint of 168 MBOEPD.

Third quarter 2022 production is estimated to be in the range of 180 to 188 MBOEPD with 49 percent oil volumes. This range is impacted by planned operated downtime of 3.6 MBOEPD onshore, operated and non-operated downtime of 6.2 MBOEPD offshore and assumed Gulf of Mexico storm downtime of 6.0 MBOEPD. Both production and CAPEX guidance ranges exclude Gulf of Mexico NCI.

2022 CAPEX by Quarter ($ MMs)
1Q 2022A	2Q 2022A	3Q 2022E	4Q 2022E	FY 2022E
$301	$266	$205	$153	$925
Accrual CAPEX, based on midpoint of guidance range and excluding NCI and acquisitions.n midpoint of guidance range
CAPITAL ALLOCATION FRAMEWORK

Murphy has made significant progress in debt reduction over the past 18 months. To expand on the company’s previously announced 2022 debt reduction goal of $600 to $650 million, the Board of Directors has approved a capital allocation framework as detailed below. This framework allows for additional shareholder returns, while advancing toward a long-term debt target of $1.0 billion and seeking an investment grade credit rating.

Based on current oil and natural gas prices and assuming average annual production of 168 to 176 MBOEPD for 2022, Murphy expects year-end total debt to be approximately $1.8 billion and year-end cash to approximately $450 million. The company is expecting fourth quarter production to be in the range of 194 to 202 MBOEPD. Overall, the company’s priorities are to maintain or slightly increase production from these fourth quarter levels, while continuing to reduce debt and distribute cash to its shareholders through the dividend and share repurchases.

At the August board meeting, Murphy’s Board of Directors approved a quarterly dividend of $0.25 per share to shareholders of record as of August 15, 2022. This increase will restore the annual dividend to the $1.00 per share rate that existed prior to 2020. The Board also approved a share repurchase program of up to $300 million and a long-term debt target of $1.0 billion.

The timing and magnitude of debt reductions and share repurchases will largely depend on oil and natural gas prices, development costs and operating expenses, as well as any high-return investment opportunities. Because of the uncertainties around these matters, it is not possible to forecast how and when the company’s targets might be achieved. However, the current plan of the company is that upon achieving an interim debt level of approximately $1.8 billion, approximately 75 percent of adjusted free cash flow will be utilized to reduce long-term debt, and approximately 25 percent will be allocated for share repurchases and potential dividend increases. As long-term debt levels reach approximately $1.0 billion, the company plans to allocate 50 percent of its adjusted free cash flow to the balance sheet, with the remainder returned to shareholders through share repurchases and potential dividend increases.

“We are pleased to follow our more than 60-year history of returns to shareholders through dividends and share repurchases by announcing this targeted capital allocation framework, including the approval of a new share repurchase program. This framework allows our company to continue our delevering strategy while stating our intentions to enhance shareholder returns that are tied to total long-term debt goals. As we continue targeting investment grade credit ratings, this disciplined framework will enable us to simultaneously achieve further balance sheet strength while rewarding shareholders for their support,” said Jenkins.

The share repurchase program allows the company to repurchase shares through a variety of methods, including but not limited to open market purchases, privately negotiated transactions and other means in accordance with federal securities laws, such as through Rule 10b5-1 trading plans and under Rule 10b-18 of the Exchange Act. This repurchase program has no time limit and may be suspended or discontinued completely at any time without prior notice as determined by the company at its discretion and dependent upon a variety of factors.

Adjusted free cash flow in this framework is a non-GAAP financial measure defined as cash from operating activities before changes in working capital, less capital spending, acquisitions, the current dividend, distributions to noncontrolling interest, and other projected payments such as the contractual contingent payments that are projected to end after the second quarter of 2023.

OPERATIONS SUMMARY
Onshore

The onshore business produced approximately 90 MBOEPD, comprised of 41 percent liquids volumes in the second quarter.

Eagle Ford Shale – Murphy produced an average 36 MBOEPD in the second quarter with 72 percent oil volumes and 86 percent liquids volumes. The company brought online 23 operated wells as planned for the quarter, with 17 wells in Karnes, and 6 wells in Catarina.

The Eagle Ford Shale produced ahead of guidance on better than planned execution and a new enhanced completion design. As a result of the scope changes previously announced, the second quarter wells are achieving significant production rates with an average gross 30-day (IP30) rate of approximately 1,900 barrels of oil equivalent per day (BOEPD) in Karnes and 1,100 BOEPD in Catarina. Additionally, these wells are expected to achieve full payback in less than a year at current strip pricing.

Tupper Montney – In the second quarter, natural gas production averaged 275 million cubic feet per day (MMCFD). Murphy brought online 15 operated wells during the quarter, of which 5 wells were ahead of schedule. Subsequent to quarter end, the remaining five wells of the 2022 program were brought online, with Murphy’s total Tupper Montney program achieving a peak record-high gross production level of 415 MMCFD. Overall, Murphy’s drilling and completion program averaged $4.8 million per well for the year.

Kaybob Duvernay – During the second quarter, production averaged 6 MBOEPD with 75 percent liquids volumes. No activity occurred during the quarter.

Offshore

The offshore business produced 73 MBOEPD for the second quarter, comprised of 80 percent oil and excluding noncontrolling interest.

Gulf of Mexico – Production averaged 70 MBOEPD, consisting of 79 percent oil during the quarter. As of the end of the second quarter, four wells in the Khaleesi, Mormont, Samurai field development project were flowing into the Murphy-operated King’s Quay floating production system. Combined, these wells are currently achieving a total gross production rate of approximately 70 MBOEPD, or 18 MBOEPD net, with 87 percent oil. Completions work continues, with three wells remaining in the seven-well program.

In the second quarter, Murphy increased its working interest in the non-operated Kodiak field to 59.3 percent from 48.3 percent for $47 million after closing adjustments, with an expected payback time of approximately one year.

Subsequent to the second quarter, Murphy executed two purchase and sale agreements to high-grade the Gulf of Mexico portfolio. Murphy has agreed to acquire 3.4 percent additional working interest in the non-operated Lucius field for approximately $77 million after estimated closing adjustments, with an expected payback of less than two years, bringing Murphy’s total working interest in the field to 16.1 percent. Closing is anticipated to occur in the third quarter 2022.

Additionally, the company has agreed to divest its 50 percent working interest in the operated Thunder Hawk field for approximately $16 million less estimated closing adjustments, which will allow the company to reduce liabilities by approximately $37 million. This asset currently produces 800 BOEPD net to Murphy. Closing is expected in the third quarter of 2022.

All acquisition and divestiture activities have been included in third quarter and full year guidance provided today.

“As a long-term, experienced operator in the Gulf of Mexico, Murphy has a competitive advantage in finding, reviewing and executing strategic acquisitions. This quarter, two opportunities arose that would allow for accretive production with a high return and fast payback, thereby enhancing our offshore portfolio. Both Kodiak and Lucius have rig programs ongoing today, leading to total incremental estimated production of 1.5 MBOEPD annualized for 2022, with total incremental production of 4.1 MBOEPD forecast for 2023,” said Jenkins.

Canada – Production averaged 3 MBOEPD in the second quarter, comprised of 100 percent oil. The asset life extension project is ongoing for the non-operated Terra Nova floating, production, storage and offloading vessel, and it is anticipated to sail back to Canada for safe return to operations by year-end 2022.

EXPLORATION
Brazil – During the quarter, Murphy received offshore operator approval from the Brazilian National Agency of Petroleum, Natural Gas and Biofuels. This completes a necessary step in attaining Wintershall Dea’s 70 percent working interest position in the Potiguar Basin at no cost following the partner’s announcement to exit its operations in Brazil.

COMMODITY HEDGES
Murphy employs commodity derivative instruments to manage certain risks associated with commodity price volatility and underpin capital returns associated with certain assets.

Murphy utilizes collars to provide hedge protection on 25 thousand barrels of oil per day (MBOPD) for full-year 2022 with a weighted average put price of $63.24 per barrel and weighted average call price of $75.20 per barrel.

The company also utilizes swaps to protect 20 MBOPD of full-year 2022 production with an average fixed price of $44.88 per barrel.

Murphy maintains a combination of fixed price forward sales contracts and diversification contracts tied to US pricing points to lessen its dependence on variable AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustment. Details for the current fixed price contracts can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 4, 2022

Murphy will host a conference call to discuss second quarter 2022 financial and operating results on Thursday, August 4, 2022, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 14108968.

FINANCIAL DATA
Summary financial data and operating statistics for second quarter 2022, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the third quarter and full year 2022, are also included.

1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

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MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars, except per share amounts)	2022	2021	2022	2021
Revenues and other income
Revenue from production	$1,146,299	758,829	$1,980,827	1,351,356
Sales of purchased natural gas	49,939	—	86,785	—
Total revenue from sales to customers	1,196,238	758,829	2,067,612	1,351,356
Loss on crude contracts	(103,068)	(226,245)	(423,845)	(440,630)
Gain on sale of assets and other income	7,887	17,059	10,251	18,902
Total revenues and other income	1,101,057	549,643	1,654,018	929,628
Costs and expenses
Lease operating expenses	147,352	126,413	284,177	273,577
Severance and ad valorem taxes	17,565	11,314	32,200	20,545
Transportation, gathering and processing	49,948	49,696	96,871	92,608
Costs of purchased natural gas	47,971	—	81,636	—
Exploration expenses, including undeveloped lease amortization	15,151	13,543	62,717	25,323
Selling and general expenses	27,130	29,113	60,659	58,616
Depreciation, depletion and amortization	195,856	227,288	359,980	425,566
Accretion of asset retirement obligations	11,563	12,164	23,439	22,656
Other operating expense	36,913	70,328	142,855	91,407
Impairment of assets	—	—	—	171,296
Total costs and expenses	549,449	539,859	1,144,534	1,181,594
Operating income (loss) from continuing operations	551,608	9,784	509,484	(251,966)
Other income (loss)
Other income (expense)	5,308	(4,525)	2,813	(9,866)
Interest expense, net	(41,385)	(43,374)	(78,662)	(131,474)
Total other (loss)	(36,077)	(47,899)	(75,849)	(141,340)
Income (loss) from continuing operations before income taxes	515,531	(38,115)	433,635	(393,306)
Income tax (benefit) expense	105,084	(11,177)	88,123	(99,336)
Income (loss) from continuing operations	410,447	(26,938)	345,512	(293,970)
(Loss) income from discontinued operations, net of income taxes	(943)	(102)	(1,494)	106
Net income (loss) including noncontrolling interest	409,504	(27,040)	344,018	(293,864)
Less: Net income attributable to noncontrolling interest	58,947	36,042	106,797	56,656
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$350,557	(63,082)	$237,221	(350,520)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$2.27	(0.41)	$1.54	(2.27)
Discontinued operations	(0.01)	—	(0.01)	—
Net income (loss)	$2.26	(0.41)	$1.53	(2.27)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$2.24	(0.41)	$1.51	(2.27)
Discontinued operations	(0.01)	—	(0.01)	—
Net income (loss)	$2.23	(0.41)	$1.50	(2.27)
Cash dividends per Common share	$0.175	0.125	0.325	0.250
Average Common shares outstanding (thousands)
Basic	155,389	154,395	155,121	154,153
Diluted	157,455	154,395	157,852	154,153

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2022	2021	2022	2021
Operating Activities
Net income (loss) including noncontrolling interest	$409,504	(27,040)	$344,018	(293,864)
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities
Loss (income) from discontinued operations	943	102	1,494	(106)
Depreciation, depletion and amortization	195,856	227,288	359,980	425,566
Unsuccessful exploration well costs and previously suspended exploration costs	1,271	(84)	34,102	633
Amortization of undeveloped leases	3,782	4,280	7,980	8,882
Accretion of asset retirement obligations	11,563	12,164	23,439	22,656
Deferred income tax (benefit) expense	86,944	(12,328)	66,691	(101,195)
Mark to market loss on contingent consideration	31,692	61,754	129,818	76,677
Mark to market (gain) loss on crude contracts	(88,166)	130,855	100,343	284,360
Long-term non-cash compensation	23,179	13,194	40,467	25,318
Impairment of assets	—	—	—	171,296
(Gain) from sale of assets	(35)	—	(35)	—
Net (increase) decrease in noncash working capital	(40,676)	35,617	(121,598)	26,565
Other operating activities, net	(14,946)	2,714	(27,458)	39,494
Net cash provided by continuing operations activities	620,911	448,516	959,241	686,282
Investing Activities
Property additions and dry hole costs [1]	(307,917)	(182,296)	(552,825)	(422,841)
Acquisition of oil and gas properties [1]	(46,491)	(22,473)	(46,491)	(22,473)
Proceeds from sales of property, plant and equipment	47	1,340	47	269,363
Property additions for King's Quay FPS	—	—	—	(17,734)
Net cash (required) by investing activities	(354,361)	(203,429)	(599,269)	(193,685)
Financing Activities
Borrowings on revolving credit facility	100,000	25,000	100,000	165,000
Repayment of revolving credit facility	(100,000)	(25,000)	(100,000)	(365,000)
Retirement of debt	(200,000)	—	(200,000)	(576,358)
Debt issuance, net of cost	—	(6)	—	541,974
Early redemption of debt cost	(3,438)	—	(3,438)	(34,177)
Distributions to noncontrolling interest	(54,970)	(39,232)	(94,854)	(75,238)
Contingent consideration payment	(26,573)		(81,742)	—
Cash dividends paid	(27,191)	(19,303)	(50,491)	(38,590)
Withholding tax on stock-based incentive awards	(1,276)	(101)	(16,697)	(3,895)
Capital lease obligation payments	(162)	(193)	(320)	(371)
Net cash (required) by financing activities	(313,610)	(58,835)	(447,542)	(386,655)
Effect of exchange rate changes on cash and cash equivalents	(1,508)	978	(1,595)	1,552
Net (decrease) increase in cash and cash equivalents	(48,568)	187,230	(89,165)	107,494
Cash and cash equivalents at beginning of period	480,587	230,870	521,184	310,606
Cash and cash equivalents at end of period	$432,019	418,100	$432,019	418,100
1 Certain prior-period amounts have been reclassified to conform to the current period presentation

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per share amounts)	2022	2021	2022	2021
Net income (loss) attributable to Murphy (GAAP)	$350.6	(63.1)	$237.2	(350.5)
Discontinued operations loss (income)	0.9	0.1	1.5	(0.1)
Income (loss) from continuing operations	351.5	(63.0)	238.7	(350.6)
Adjustments (after tax):
Mark-to-market (gain) loss on derivative instruments	(69.6)	103.3	79.3	224.6
Mark-to-market loss on contingent consideration	25.1	48.8	102.3	60.6
Foreign exchange (gain) loss	(5.8)	—	(5.9)	0.9
Early redemption of debt cost	3.4	—	3.4	29.2
Impairment of assets	—	—	—	128.0
Charges related to Kings Quay transaction	—	—	—	3.9
Unutilized rig charges	—	2.0	—	4.2
Total adjustments after taxes	(46.9)	154.1	179.1	451.4
Adjusted income from continuing operations attributable to Murphy	$304.6	91.1	$417.8	100.8

Adjusted income from continuing operations per average diluted share	$1.93	0.59	$2.65	0.65
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Adjusted income from continuing operations attributable to Murphy.  Adjusted income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted income is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income (loss) and Adjusted income are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$31.7	(6.6)	25.1	$129.9	(27.6)	102.3
Corporate	(91.8)	19.8	(72.0)	96.6	(19.8)	76.8
Total adjustments	$(60.1)	13.2	(46.9)	$226.5	(47.4)	179.1

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2022	2021	2022	2021
Net income (loss) attributable to Murphy (GAAP)	$350.6	(63.1)	$237.2	(350.5)
Income tax expense (benefit)	105.1	(11.2)	88.1	(99.3)
Interest expense, net	41.4	43.4	78.7	131.5
Depreciation, depletion and amortization expense ¹	188.2	217.3	344.8	405.6
EBITDA attributable to Murphy (Non-GAAP)	$685.3	186.4	$748.8	87.3
Mark-to-market (gain) loss on derivative instruments	(88.1)	130.9	100.4	284.4
Mark-to-market loss on contingent consideration	31.7	61.8	129.8	76.7
Accretion of asset retirement obligations ¹	10.2	9.5	20.7	20.0
Discontinued operations loss (income)	0.9	0.1	1.5	(0.1)
Foreign exchange (gain) loss	(8.0)	—	(8.0)	1.3
Impairment of assets ¹	—	—	—	171.3
Unutilized rig charges	—	2.5	—	5.3
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$632.0	391.2	$993.2	646.2

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,884	15,648	27,449	29,318

Adjusted EBITDA per barrel of oil equivalents sold	$42.46	25.00	$36.18	22.04
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2022	2021	2022	2021
Net income (loss) attributable to Murphy (GAAP)	$350.6	(63.1)	$237.2	(350.5)
Income tax expense (benefit)	105.1	(11.2)	88.1	(99.3)
Interest expense, net	41.4	43.4	78.7	131.5
Depreciation, depletion and amortization expense ¹	188.2	217.3	344.8	405.6
EBITDA attributable to Murphy (Non-GAAP)	685.3	186.4	748.8	87.3
Exploration expenses	15.2	13.5	62.7	25.3
EBITDAX attributable to Murphy (Non-GAAP)	700.5	199.9	811.5	112.6
Mark-to-market (gain) loss on derivative instruments	(88.1)	130.9	100.4	284.4
Mark-to-market loss on contingent consideration	31.7	61.8	129.8	76.7
Accretion of asset retirement obligations ¹	10.2	9.5	20.7	20.0
Discontinued operations loss (income)	0.9	0.1	1.5	(0.1)
Foreign exchange (gain) loss	(8.0)	—	(8.0)	1.3
Impairment of assets ¹	—	—	—	171.3
Unutilized rig charges	—	2.5	—	5.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$647.2	404.7	$1,055.9	671.5

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,884	15,648	27,449	29,318

Adjusted EBITDAX per barrel of oil equivalents sold	$43.48	25.86	$38.47	22.90
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$978.0	491.5	$648.9	194.7
Canada	206.6	47.2	120.6	12.7
Other	13.7	(3.5)	—	(10.4)
Total exploration and production	1,198.3	535.2	769.5	197.0
Corporate	(97.2)	(124.8)	(219.9)	(223.9)
Continuing operations	1,101.1	410.4	549.6	(26.9)
Discontinued operations, net of tax	—	(0.9)	—	(0.1)
Total including noncontrolling interest	$1,101.1	409.5	$549.6	(27.0)
Net income (loss) attributable to Murphy		350.6		(63.1)

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$1,685.4	744.4	$1,139.2	313.7
Canada	372.7	69.9	224.6	(111.6)
Other	13.7	(47.7)	—	(17.3)
Total exploration and production	2,071.8	766.6	1,363.8	184.8
Corporate	(417.8)	(421.1)	(434.2)	(478.8)
Continuing operations	1,654.0	345.5	929.6	(294.0)
Discontinued operations, net of tax	—	(1.5)	—	0.1
Total including noncontrolling interest	$1,654.0	344.0	$929.6	(293.9)
Net income (loss) attributable to Murphy		237.2		(350.5)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED JUNE 30, 2022, AND 2021

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended June 30, 2022
Oil and gas sales and other operating revenues	$977.8	156.8	13.7	1,148.3
Sales of purchased natural gas	0.2	49.8	—	50.0
Lease operating expenses	109.5	36.9	0.9	147.3
Severance and ad valorem taxes	17.3	0.3	—	17.6
Transportation, gathering and processing	32.3	17.6	—	49.9
Costs of purchased natural gas	0.2	47.7	—	47.9
Depreciation, depletion and amortization	153.7	35.6	3.4	192.7
Accretion of asset retirement obligations	9.1	2.4	0.1	11.6
Exploration expenses
Dry holes and previously suspended exploration costs	(0.7)	—	2.0	1.3
Geological and geophysical	—	0.1	0.8	0.9
Other exploration	2.9	0.3	6.0	9.2
	2.2	0.4	8.8	11.4
Undeveloped lease amortization	2.3	—	1.4	3.7
Total exploration expenses	4.5	0.4	10.2	15.1
Selling and general expenses	3.2	3.8	2.1	9.1
Other	35.3	(2.3)	—	33.0
Results of operations before taxes	612.9	64.2	(3.0)	674.1
Income tax provisions	121.4	17.0	0.5	138.9
Results of operations (excluding Corporate segment)	$491.5	47.2	(3.5)	535.2

Three Months Ended June 30, 2021
Oil and gas sales and other operating revenues	$648.9	120.6	—	769.5
Lease operating expenses	90.5	35.8	—	126.3
Severance and ad valorem taxes	10.9	0.5	—	11.4
Transportation, gathering and processing	33.6	16.1	—	49.7
Restructuring expenses	—	—	—	—
Depreciation, depletion and amortization	180.0	43.5	0.5	224.0
Accretion of asset retirement obligations	9.2	3.0	—	12.2
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	—	(0.1)
Geological and geophysical	2.1	—	0.8	2.9
Other exploration	2.3	0.1	4.1	6.5
	4.3	0.1	4.9	9.3
Undeveloped lease amortization	2.5	—	1.8	4.3
Total exploration expenses	6.8	0.1	6.7	13.6
Selling and general expenses	5.3	3.9	2.1	11.3
Other	72.9	0.9	0.3	74.1
Results of operations before taxes	239.7	16.8	(9.6)	246.9
Income tax provisions	45.0	4.1	0.8	49.9
Results of operations (excluding Corporate segment)	$194.7	12.7	(10.4)	197.0
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
SIX MONTHS ENDED JUNE 30, 2022, AND 2021

(Millions of dollars)	United States [1]	Canada	Other	Total
Six Months Ended June 30, 2022
Oil and gas sales and other operating revenues	$1,685.2	286.1	13.7	1,985.0
Sales of purchased natural gas	0.2	86.6	—	86.8
Lease operating expenses	209.4	73.8	0.9	284.1
Severance and ad valorem taxes	31.5	0.7	—	32.2
Transportation, gathering and processing	61.5	35.3	—	96.8
Costs of purchased natural gas	0.2	81.6	—	81.6
Depreciation, depletion and amortization	280.2	69.8	3.5	353.5
Accretion of asset retirement obligations	18.5	4.9	0.1	23.5
Exploration expenses
Dry holes and previously suspended exploration costs	(0.7)	—	34.8	34.1
Geological and geophysical	2.6	0.1	1.0	3.7
Other exploration	4.4	0.4	12.1	16.9
	6.3	0.5	47.9	54.7
Undeveloped lease amortization	4.7	0.1	3.2	8.0
Total exploration expenses	11.0	0.6	51.1	62.7
Selling and general expenses	11.5	8.9	4.5	24.9
Other	138.1	2.8	0.4	141.3
Results of operations before taxes	923.5	94.5	(46.8)	971.2
Income tax provisions	179.1	24.6	0.9	204.6
Results of operations (excluding Corporate segment)	$744.4	69.9	(47.7)	766.6

Six Months Ended June 30, 2021
Oil and gas sales and other operating revenues	$1,139.2	224.6	—	1,363.8
Lease operating expenses	206.6	66.6	0.3	273.5
Severance and ad valorem taxes	19.8	0.8	—	20.6
Transportation, gathering and processing	62.1	30.5	—	92.6
Depreciation, depletion and amortization	329.6	88.3	1.0	418.9
Accretion of asset retirement obligations	18.2	4.5	—	22.7
Impairment of assets	—	171.3	—	171.3
Exploration expenses
Dry holes and previously suspended exploration costs	0.6	—	—	0.6
Geological and geophysical	2.7	—	1.0	3.7
Other exploration	2.9	0.1	9.1	12.1
	6.2	0.1	10.1	16.4
Undeveloped lease amortization	4.8	0.1	4.0	8.9
Total exploration expenses	11.0	0.2	14.1	25.3
Selling and general expenses	10.8	8.0	3.5	22.3
Other	94.4	4.0	(3.2)	95.2
Results of operations before taxes	386.7	(149.6)	(15.7)	221.4
Income tax provisions (benefits)	73.0	(38.0)	1.6	36.6
Results of operations (excluding Corporate segment)	$313.7	(111.6)	(17.3)	184.8
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per barrel of oil equivalents sold)	2022	2021	2022	2021
United States – Eagle Ford Shale
Lease operating expense	$11.41	6.56	$11.81	8.32
Severance and ad valorem taxes	5.07	2.77	5.10	2.92
Depreciation, depletion and amortization (DD&A) expense	25.57	28.64	25.67	28.56

United States – Gulf of Mexico
Lease operating expense	$10.25	8.49	$10.63	10.31
Severance and ad valorem taxes	0.07	0.07	0.08	0.07
DD&A expense	9.86	9.31	9.71	9.82

Canada – Onshore
Lease operating expense	$6.82	6.81	$7.14	6.27
Severance and ad valorem taxes	0.06	0.08	0.07	0.08
DD&A expense	6.55	8.17	6.81	8.53

Canada – Offshore
Lease operating expense	$11.60	9.37	$13.63	12.51
DD&A expense	11.51	12.06	11.96	13.68

Total E&P continuing operations
Lease operating expense	$9.41	7.60	$9.80	8.77
Severance and ad valorem taxes	1.12	0.68	1.11	0.66
DD&A expense	12.51	13.66	12.41	13.64

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$9.36	7.48	$9.70	8.54
Severance and ad valorem taxes	1.18	0.72	1.17	0.70
DD&A expense	12.64	13.88	12.56	13.83

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2022	2021	2022	2021
Exploration and production
United States	$225.4	151.3	$418.2	362.4
Canada	74.0	41.7	150.9	72.3
Other	12.5	9.1	42.3	14.7
Total	311.9	202.1	611.4	449.4

Corporate	5.2	5.0	10.5	8.8
Total capital expenditures - continuing operations [1]	317.1	207.1	621.9	458.2

Charged to exploration expenses [2]
United States	2.2	4.3	6.3	6.2
Canada	0.4	0.1	0.5	0.1
Other	8.8	4.9	47.9	10.1
Total charged to exploration expenses - continuing operations	11.4	9.3	54.7	16.4

Total capitalized	$305.7	197.8	$567.2	441.8
1 For the three months ended June 30, 2022, total capital expenditures excluding acquisitions of $46.5 million (2021: $1.3 million) and noncontrolling interest (NCI) of $5.0 million (2021: $9.4 million) is $265.6 million (2021: $196.4 million). For the six months ended June 30, 2022, total capital expenditures excluding acquisitions of $46.5 million (2021: $22.5 million) and noncontrolling interest (NCI) of $8.6 million (2021: $13.0 million) is $566.8 million (2021: $422.7 million)
2 For the three and six months ended June 30, 2022, charges to exploration expense exclude amortization of undeveloped leases of $3.7 million (2021: $4.3 million) and $8.0 million (2021: $8.9 million), respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$432.0	521.2
Accounts receivable	522.0	258.2
Inventories	63.9	54.2
Prepaid expenses	33.4	31.9
Assets held for sale	15.6	15.5
Total current assets	1,066.9	880.9
Property, plant and equipment, at cost	8,295.7	8,127.9
Operating lease assets	856.0	881.4
Deferred income taxes	326.7	385.5
Deferred charges and other assets	27.0	29.3
Total assets	$10,572.2	10,304.9
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$0.7	0.7
Accounts payable	910.0	623.1
Income taxes payable	25.5	20.0
Other taxes payable	30.7	20.3
Operating lease liabilities	168.0	139.4
Other accrued liabilities	483.4	360.9
Total current liabilities	1,618.2	1,164.3
Long-term debt, including finance lease obligation	2,267.9	2,465.4
Asset retirement obligations	863.9	839.8
Deferred credits and other liabilities	439.4	570.6
Non-current operating lease liabilities	706.0	761.2
Deferred income taxes	188.5	182.9
Total liabilities	6,084.0	5,984.1
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	883.4	926.7
Retained earnings	5,405.4	5,218.7
Accumulated other comprehensive loss	(554.7)	(527.7)
Treasury stock	(1,616.3)	(1,655.4)
Murphy Shareholders' Equity	4,312.8	4,157.3
Noncontrolling interest	175.4	163.5
Total equity	4,488.2	4,320.8
Total liabilities and equity	$10,572.2	10,304.9

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
Barrels per day unless otherwise noted		2022	2021	2022	2021
Net crude oil and condensate
United States	Onshore	26,304	31,253	23,334	26,734
	Gulf of Mexico [1]	63,427	68,468	59,363	66,427
Canada	Onshore	4,419	5,558	4,400	5,921
	Offshore	3,128	3,689	3,224	4,137
Other		1,383	359	833	215
Total net crude oil and condensate - continuing operations		98,661	109,327	91,154	103,434
Net natural gas liquids
United States	Onshore	5,178	5,327	5,006	4,634
	Gulf of Mexico [1]	4,913	4,763	4,223	4,721
Canada	Onshore	859	1,162	921	1,197
Total net natural gas liquids - continuing operations		10,950	11,252	10,150	10,552
Net natural gas – thousands of cubic feet per day
United States	Onshore	29,651	29,653	28,512	25,855
	Gulf of Mexico [1]	63,703	71,962	59,902	72,308
Canada	Onshore	288,019	267,210	273,237	260,491
Total net natural gas - continuing operations		381,373	368,825	361,651	358,654
Total net hydrocarbons - continuing operations including NCI [2,3]		173,173	182,050	161,579	173,762
Noncontrolling interest
Net crude oil and condensate – barrels per day		(7,962)	(9,800)	(8,044)	(9,489)
Net natural gas liquids – barrels per day		(319)	(370)	(303)	(362)
Net natural gas – thousands of cubic feet per day [2]		(3,097)	(4,024)	(2,845)	(4,091)
Total noncontrolling interest		(8,797)	(10,841)	(8,821)	(10,533)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		164,376	171,209	152,758	163,229
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
Crude oil and condensate – dollars per barrel
United States	Onshore	$110.66	64.55	$103.39	$61.60
	Gulf of Mexico [1]	109.55	65.95	102.76	62.56
Canada [2]	Onshore	100.51	60.69	96.84	56.55
	Offshore	115.65	73.20	113.46	67.51
Other		86.51	—	86.51	—
Natural gas liquids – dollars per barrel
United States	Onshore	38.29	19.75	38.30	20.38
	Gulf of Mexico [1]	40.46	24.84	41.95	24.36
Canada [2]	Onshore	63.99	30.63	59.23	33.34
Natural gas – dollars per thousand cubic feet
United States	Onshore	7.06	2.54	5.89	2.84
	Gulf of Mexico [1]	7.52	2.64	6.43	3.01
Canada [2]	Onshore	2.78	2.23	2.66	2.25
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS (unaudited)
AS OF AUGUST 2, 2022

			Volumes (MMcf/d)	Price/Mcf	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	247	C$2.34	7/1/2022	10/31/2022
Canada	Natural Gas	Fixed price forward sales	266	C$2.36	11/1/2022	12/31/2022
Canada	Natural Gas	Fixed price forward sales	269	C$2.36	1/1/2023	3/31/2023
Canada	Natural Gas	Fixed price forward sales	250	C$2.35	4/1/2023	12/31/2023
Canada	Natural Gas	Fixed price forward sales	162	C$2.39	1/1/2024	12/31/2024
Canada	Natural Gas	Fixed price forward sales	45	US$2.05	7/1/2022	12/31/2022
Canada	Natural Gas	Fixed price forward sales	25	US$1.98	1/1/2023	10/31/2024
Canada	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI²	Fixed price derivative swap	20,000	$44.88	7/1/2022	12/31/2022

			Volumes (Bbl/d)	Average Put (USD/Bbl)	Average Call (USD/Bbl)	Remaining Period
Area	Commodity	Type				Start Date	End Date
United States	WTI²	Derivative collars	25,000	$63.24	$75.20	7/1/2022	12/31/2022
2 West Texas Intermediate

MURPHY OIL CORPORATION
THIRD QUARTER 2022 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	27,600	4,800	28,900	37,200
– Gulf of Mexico excluding NCI	56,300	4,300	61,300	70,800
Canada – Tupper Montney	—	—	394,400	65,700
– Kaybob Duvernay and Placid Montney	4,100	800	14,800	7,400
– Offshore	2,400	—	—	2,400
Other	500	—	—	500

Total net production (BOEPD) - excluding NCI [1]	180,000 to 188,000

Exploration expense ($ millions)	$11

FULL YEAR 2022 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	168,000 to 176,000
Capital expenditures – excluding NCI ($ millions) [3]	$900 to $950

¹ Excludes noncontrolling interest of MP GOM of 6,700 BOPD of oil, 300 BOPD of NGLs, and 2,700 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 7,800 BOPD of oil, 300 BOPD of NGLs, and 3,000 MCFD gas.
³ Excludes acquisitions of approximately $126 million and CAPEX for noncontrolling interest of MP GOM of $33 million.